                                                                    EXHIBIT 21.2

                                LIST OF SUBSIDIARIES

                        StarMedia Argentina Sociedad de
                         Responsabilidad Limitada (SRL)
                            Buenos Aires, Argentina

                           StarMedia do Brasil Ltda.
                               Sao Paulo, Brazil

                        StarMedia Mobile do Brasil Ltda.
                               Sao Paulo, Brazil

                        Servicios Interactivos Limitada,
                                Santiago, Chile

                            StarMedia Chile Limitada
                                Santiago, Chile

                     StarMedia Colombia Ltda., Sociedad de
                            Responsabilidad Limitada
                                Bogota, Colombia

                           SMN de Mexico, Sociedad de
                     Responsabilidad Limitada (S. de R.L.)
                              Mexico City, Mexico

                        Servicios Star Mexico, Sociedad
                de Responsabilidad Limitada de Capital Variable
                              Mexico City, Mexico

                               AdNet S.A. de C.V.
                              Mexico City, Mexico

                            StarMedia Network, S.L.
                                 Madrid, Spain

              StarMedia Network Americas, Sociedad Anonima (S.A.)
                              Montevideo, Uruguay

                     StarMedia Sociedad de Responsabilidad
                                Limitada S.R.L.
                              Montevideo, Uruguay

                                StarMedia S.R.L.
                               Caracas, Venezuela

                          StarMedia Mobile (USA), Inc.
                                    Delaware

                          StarMedia Mobile (BVI), Inc.
                             British Virgin Islands